EXHIBIT 99.1

NEWS RELEASE FOR AUGUST 18, 2004

Contact: Allen & Caron Inc               Front Porch Digital, Inc.
         Jill Bertotti (investors)       Thomas P. Sweeney III, Chairman and CEO
         jill@allencaron.com             Front Porch Digital (Broadcast & Media
         Len Hall (financial media)        Services Division)
         len@allencaron.com              Michael C. Knaisch, President

         949-474-4300


                  FRONT PORCH DIGITAL COMPLETES ACQUISITION OF
                          MANAGEDSTORAGE INTERNATIONAL

BOULDER, CO, AUGUST 18, 2004 - Front Porch Digital, Inc. (OTCBB: FPDI.OB) today announced that it completed its acquisition of privately-held ManagedStorage International, Inc. ("MSI") located in Broomfield, CO, effective today. As previously reported on August 17, 2004, the Company entered into an agreement to acquire MSI for an aggregate purchase price of approximately $39 million to be paid in restricted shares of Front Porch Digital common and preferred stock.

         Thomas P. Sweeney, Chairman and CEO of the combined company, said, "We believe the acquisition of MSI is an important step in our strategy to substantially increase revenues, improve bottom-line performance and enhance shareholder value. We have strengthened our balance sheet, doubled revenues and, with our expanded product line and additional resources, we are confident we are well positioned to accelerate penetration of existing markets and expand into related markets."

         The Front Porch Digital Board of Directors also previously approved, subject to shareholder approval, a change in the name of the Company to Incentra Solutions, Inc. The Company will apply for a CUSIP number change concurrently with obtaining formal shareholder approval of the name change.

         Wells Fargo Securities, LLC acted as financial advisor to Front Porch Digital and rendered a fairness opinion to Front Porch Digital and its shareholders in the transaction.

ABOUT MANAGEDSTORAGE INTERNATIONAL, INC.

         ManagedStorage International (WWW.MSISERVICE.COM) helps organizations of all sizes control their storage management costs and provides best-in-class outsourced services for data protection and resource management. Its services are delivered to enterprise and service provider customers in the United States, United Kingdom, Bermuda and Tokyo. MSI uses its proprietary GridWorks management system to deliver guaranteed data management and data protection services across all types of storage systems, both on-site and remotely.


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           20000 HORIZON WAY SUITE 120, MOUNT LAUREL, NEW JERSEY 08054

FRONT PORCH DIGITAL COMPLETES ACQUISITION OF
MANAGEDSTORAGE INTERNATIONAL

PAGE 2-2-2

ABOUT FRONT PORCH DIGITAL, INC.

         Front Porch Digital, Inc. (WWW.FPDIGITAL.COM) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any other digital format through a single capture. Front Porch is a leading provider of archive management software to broadcasters throughout Europe and Asia.


FRONT PORCH DIGITAL INC. FORWARD LOOKING STATEMENTS

     THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH REFLECT FRONT PORCH DIGITAL, INC.'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS. THE POTENTIAL RISK FACTORS INCLUDE FRONT PORCH DIGITAL, INC.'S LIMITED OPERATING HISTORY AND EXPERIENCE IN THE DATA AND VIDEO DIGITAL CONVERSION BUSINESS, FRONT PORCH DIGITAL, INC.'S ABILITY TO ATTRACT SIGNIFICANT ADDITIONAL FINANCING AND INCUR OPERATIONAL LOSSES AND NEGATIVE CASH FLOW, AND RISKS ASSOCIATED WITH EXPANSION. ADDITIONAL RISK FACTORS ARE SET FORTH IN FRONT PORCH DIGITAL'S REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.